EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



             As independent public accountants, we hereby consent to the use of our reports for Thermedics Detection Inc. dated February 3, 1997, and for Moisture Systems Corporation and Moisture Systems Limited dated February 3, 1997 (and to all references to our Firm) included in or made a part of Thermedics Detection Inc.'s Registration Statement on Form S-8.


                                           ARTHUR ANDERSEN LLP



        Boston, Massachusetts
        May 27, 1997














        AA971500007